EXHIBIT 3.7(b)

No. of Company: 5972504

THE COMPANIES ACT 1985

and

THE COMPANIES ACT 1989

PRIVATE COMPANY LIMITED BY SHARES

MEMORANDUM

AND ARTICLES

OF ASSOCIATION

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CB/TCC GLOBAL HOLDINGS LIMITED

(As amended by Written Resolution passed on 12 December 2006).

(Incorporated the 19th day of October 2006)

THE COMPANIES ACT 1985

and

THE COMPANIES ACT 1989

PRIVATE COMPANY LIMITED BY SHARES

MEMORANDUM OF ASSOCIATION

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CB/TCC GLOBAL HOLDINGS LTD.

1.	The Company’s name is CB/TCC GLOBAL HOLDINGS LTD.[1]

2.	The Company’s registered office is to be situated in England and Wales.

3.	The Company’s objects are:

(1)	To carry on the business of an investment company and for that purpose to acquire and hold either in the name of the Company or in that of any nominee shares, stocks, debentures, debenture stock, bonds, notes, obligations and securities issued or guaranteed by any company wherever incorporated or carrying on business and debentures, debenture stock, bonds, notes, obligations and securities issued or guaranteed by any government, sovereign ruler, commissioners, public body or authority, supreme, dependent, municipal, local or otherwise in any part of the world.

(2)	To acquire any shares, stock, debentures, debenture stock, bonds, notes, obligations, or securities by original subscription, contract, tender, purchase, exchange, underwriting, participation in syndicates or otherwise, and whether or not fully paid up, and to subscribe for the same subject to such terms and conditions (if any) as may be thought fit.

(3)	To exercise and enforce all rights and powers conferred by or incident to the ownership of any shares, stock, debentures, debenture stock, bonds, notes, obligations or securities including without prejudice to the generality of the foregoing all such powers of veto or control as may be conferred by virtue of the holding by the Company of some special proportion of the issued or nominal amount thereof and to provide managerial and other executive supervisory and consultant services for or in relation to any company in which the Company is interested upon such terms as may be thought fit.

(4)	To carry on business as a general commercial company.

(5)	To carry on any other business which may seem to the Company capable of being conducted directly or indirectly for the benefit of the Company.

[1]	By a Written Resolution of the Company passed on 7 December 2006 the name of the Company was changed from Precis (2656) Limited to CB/TCC Global Holdings Ltd.

(6)	To acquire by any means any real or personal property or rights whatsoever and to use, exploit and develop the same.

(7)	To conduct, promote and commission research and development in connection with any activities or proposed activities of the Company, and to apply for and take out, purchase or otherwise acquire any patents, patent rights, inventions, secret processes, designs, copyrights, trade marks, service marks, commercial names and designations, know-how, formulae, licences, concessions and the like (and any interest in any of them) and any exclusive or non-exclusive or limited right to use, and any secret or other information as to, any invention or secret process of any kind; and to use, exercise, develop, and grant licences in respect of, and otherwise turn to account and deal with, the property, rights and information so acquired.

(8)	To acquire by any means the whole or any part of the assets, and to undertake the whole or any part of the liabilities, of any person carrying on or proposing to carry on any business which the Company is authorised to carry on or which can be carried on in connection therewith, and to acquire an interest in, amalgamate or enter into any arrangement for sharing profits, or for co-operation, or for limiting competition, or for mutual assistance, with any such person and to give or accept, by way of consideration for any of the acts or things aforesaid or property acquired, any shares, whether fully or partly paid up, debentures, or other securities or rights that may be agreed upon.

(9)	To subscribe for, underwrite, purchase or otherwise acquire, and to hold, and deal with, any shares, stocks, debentures, bonds, notes and other securities, obligations and other investments of any nature whatsoever and any options or rights in respect of them; and otherwise to invest and deal with the money and assets of the Company.

(10)	To lend money or give credit to such persons and on such terms as may seem expedient.

(11)	To borrow money and to secure by mortgage, charge or lien upon the whole or any part of the Company’s property or assets (whether present or future), including its uncalled capital, the discharge by the Company or any other person of any obligation or liability.

(12)	To guarantee the performance of any obligation by any person whatsoever, whether or not for the benefit of the Company or in furtherance of any of its objects.

(13)	To draw, make, accept, endorse, discount, negotiate, execute and issue promissory notes, bills of exchange, bills of lading, warrants, debentures and other negotiable or transferable instruments.

(14)	To apply for, promote and obtain any Act of Parliament, charter, privilege, concession, licence or authorisation of any government, state, department or other authority (international, national, local, municipal or otherwise) for enabling the Company to carry any of its objects into effect or for extending any of the Company’s powers or for effecting any modification of the Company’s constitution, or for any other purpose which may seem expedient, and to oppose any actions, steps, proceedings or applications which may seem calculated directly or indirectly to prejudice the interests of the Company or of its members.

(15)	To enter into any arrangements with any government, state, department or other authority (international, national, local, municipal or otherwise), or any other person, that may seem conducive to the Company’s objects or any of them, and to obtain from any such government, state, department, authority, or person, and to carry out, exercise and exploit, any charter, contract, decree, right, privilege or concession which the Company may think desirable.

(16)	To do all or any of the following, namely:

(1)	to establish, provide, carry on, maintain, manage, support, purchase and contribute to any pension, superannuation, retirement, redundancy, injury, death benefit or insurance funds, trusts, schemes or policies for the benefit of, and to give or procure the giving of pensions, annuities, allowances, gratuities, donations, emoluments, benefits of any description (whether in kind or otherwise), incentives, bonuses, assistance (whether financial or otherwise) and accommodation in such manner and on such terms as the Company thinks fit to, and to make payments for or towards the insurance of -

(a)	any individuals who are or were at any time in the employment of, or directors or officers of (or held comparable or equivalent office in), or acted as consultants or advisers to or agents for -

(i)	the Company or any company which is or was its parent company or is or was a subsidiary undertaking of the Company or any such parent company; or

(ii)	any person to whose business the Company or any subsidiary undertaking of the Company is, in whole or in part, a successor directly or indirectly; or

(iii)	any person otherwise allied to or associated with the Company;

(b)	any other individuals whose service has been of benefit to the Company or who the Company considers have a moral claim on the Company; and

(c)	the spouses, widows, widowers, families and dependants of any such individuals as aforesaid; and

(2)	to establish, provide, carry on, maintain, manage, support and provide financial assistance to welfare, sports and social facilities, associations, clubs, funds and institutions which the Company considers likely to benefit or further the interests of any of the aforementioned individuals, spouses, widows, widowers, families and dependants.

(17)	To establish, maintain, manage, support and contribute to any schemes or trusts for the acquisition of shares in the Company or its holding company by or for the benefit of any individuals who are or were at any time in the employment of, or directors or officers of, the Company or any company which is or was its parent company or is or was a subsidiary undertaking of the Company or any such parent company, and to lend money to any such individuals to enable them to acquire shares in the Company or in its parent company and to establish, maintain, manage and support (financially or otherwise) any schemes for sharing profits of the Company or any other such company as aforesaid with any such individuals.

(18)	To subscribe or contribute (in cash or in kind) to, and to promote or sponsor, any charitable, benevolent or useful object of a public character or any object which the Company considers may directly or indirectly further the interests of the Company, its employees or its members.

(19)	To pay and discharge all or any expenses, costs and disbursements, to pay commissions and to remunerate any person for services rendered or to be rendered, in connection with the formation, promotion and flotation of the Company and the underwriting or placing or issue at any time of any securities of the Company or of any other person.

(20)	To issue, allot and grant options over securities of the Company for cash or otherwise or in payment or part payment for any real or personal property or rights therein purchased or otherwise acquired by the Company or any services rendered to, or at the request of, or for the benefit of, the Company or as security for, or indemnity for, or towards satisfaction of, any liability or obligation undertaken or agreed to be undertaken by or for the benefit of the Company, or in consideration of any obligation (even if valued at less than the nominal value of such securities) or for any other purpose.

(21)	To procure the Company to be registered or recognised in any part of the world.

(22)	To promote any other company for the purpose of acquiring all or any of the property or undertaking any of the liabilities of the Company, or both, or of undertaking any business or operations which may appear likely to assist or benefit the Company, and to place or guarantee the placing of, underwrite, subscribe for, or otherwise acquire all or any part of the shares, debentures or other securities of any such company as aforesaid.

(23)	To dispose by any means of the whole or any part of the assets of the Company or of any interest therein.

(24)	To distribute among the members of the Company in kind any assets of the Company.

(25)	To do all or any of the above things in any part of the world, and either as principal, agent, trustee, contractor or otherwise, and either alone or in conjunction with others, and either by or through agents, trustees, sub-contractors or otherwise.

(26)	To do all such other things as may be deemed, or as the Company considers, incidental or conducive to the attainment of the above objects or any of them.

AND IT IS HEREBY DECLARED that in this clause: -

(A)	unless the context otherwise requires, words in the singular include the plural and vice versa;

(B)	unless the context otherwise requires, a reference to a person includes a reference to a body corporate and to an unincorporated body of persons;

(C)	references to “other” and “otherwise” shall not be construed ejusdem generis where a wider construction is possible;

(D)	a reference to anything which the Company thinks fit or desirable or considers or which may seem (whether to the Company or at large) expedient, conducive, calculated or capable, or to any similar expression connoting opinion or perception, includes, in relation to any power exercisable by or matter within the responsibility of the directors of the Company, a reference to any such thing which the directors so think or consider or which may so seem to the directors or which is in the opinion or perception of the directors;

(E)	the expressions “subsidiary undertaking” and “parent company” have the same meaning as in section 258 of and Schedule 10A to the Companies Act 1985 or any statutory modification or re-enactment of it;

(F)	the objects specified in each of the foregoing paragraphs of this clause shall be separate and distinct objects of the Company and accordingly shall not be in any way limited or restricted (except so far as otherwise expressly stated in any paragraph) by reference to or inference from the terms of any other paragraph or the order in which the paragraphs occur or the name of the Company, and none of the paragraphs shall be deemed merely subsidiary or incidental to any other paragraph.

4.	The liability of the members is limited.

5.	The share capital of the Company is £100 divided into 100 shares of £1 each.

I, the subscriber to this Memorandum of Association, wish to be formed into a Company pursuant to this Memorandum and I agree to take the number of shares shown opposite my name.

Name and Address of Subscriber	Number of shares taken by the Subscriber

Peregrine Secretarial Services Limited	Two
Level 1
Exchange House
Primrose Street
London
EC2A 2HS

Total shares taken	Two

Dated the 19 October 2006

THE COMPANIES ACT 1985

and

THE COMPANIES ACT 1989

PRIVATE COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

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CB/TCC GLOBAL HOLDINGS LTD.1

PRELIMINARY

1.	The regulations contained in Table A in the Schedule to the Companies (Tables A to F) Regulations 1985 (SI 1985 No. 805) as amended by the Companies (Tables A to F) (Amendment) Regulations 1985 (SI 1985 No. 1052) and as further amended by The Companies Act 1985 (Electronic Communications) Order 2000 (SI 2000 No. 3373) (such Table being hereinafter called ‘Table A”) shall apply to the Company save in so far as they are varied or excluded by or are inconsistent with these articles; and regulation 1 shall so apply as if references to “these regulations” included references to these articles. Accordingly, in these articles “the Act” means the Companies Act 1985, including any statutory modification or re-enactment of it for the time being in force; and any reference in these articles to a provision of that Act includes a reference to any statutory modification or re-enactment of that provision for the time being in force.

2.	Regulations 24, 57, 62, 64, 73 to 80 (inclusive), 94 to 97 (inclusive) and 101 and 118 in Table A shall not apply to the Company.

ALLOTMENT OF SHARES

3.	Pursuant to Section 80 of the Act, the directors are generally and unconditionally authorised to exercise any power of the Company to allot and grant rights to subscribe for or convert securities into shares of the Company up to the amount of the authorised share capital with which the Company is incorporated at any time or times during the period of five years from the date of incorporation and the directors may, after that period, allot any shares or grant any such rights under this authority in pursuance of an offer or agreement so to do made by the Company within that period. The authority hereby given may at any time (subject to the said Section 80) be renewed, revoked or varied by ordinary resolution of the Company in general meeting.

[1]	By a Written Resolution on 12 December 2006 the name of the Company was changed from Precis (2656) Limited to CB/TCC Global Holdings Ltd.

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4.	Sections 89(1) and 90(1) to (6) (inclusive) of the Act, in their application to allotments by the Company of equity securities, are hereby excluded.

TRANSFER OF SHARES

5.	Regulation 23 in Table A shall apply to the Company as if the instrument of transfer of any share shown in the Memorandum of Association to have been taken by a subscriber to it need not be executed by or on behalf of the transferee, even where the share is not fully paid.

6.	The directors may in their absolute discretion, and without giving any reason, decline to register any transfer of any share, whether or not fully paid.

PROCEEDINGS AT GENERAL MEETINGS

7.	Where the Company has only one member, regulation 40 in Table A shall apply to the Company as if reference to two persons were a reference to one and the word “each” were omitted.

DELIVERY OF PROXIES

8.	The appointment of a proxy and (if required by the directors) any authority under which the proxy is appointed or a copy of the authority, certified notarially or in some other manner approved by the directors, shall be deposited or received at the office (or at such other place or address, including an address for the purpose of receiving electronic communications, or delivered to such person, as may be specified or agreed by the directors) at or before the time for holding the meeting or adjourned meeting at which the person named in the appointment of proxy proposes to act or, in the case of a poll taken subsequently to the date of the meeting or adjourned meeting, at or before the time appointed for the taking of the poll, and an appointment of proxy which is not so deposited, received or delivered shall be invalid.

DIRECTORS

9.	Unless otherwise determined by ordinary resolution the number of directors (other than alternate directors) shall not be subject to any maximum but shall not be less than one.

APPOINTMENT, RETIREMENT AND REMOVAL OF DIRECTORS

10.	A member or members holding a majority in nominal value of the issued ordinary shares in the Company may appoint any person who is willing to act to be a director, either to fill a vacancy or as an additional director, and may remove from office any director however appointed. Any such appointment or removal shall be effected by an instrument in writing signed by the member or members concerned or, in the case of a corporate member, signed by one of its directors on its behalf, and shall take effect on lodgement at the registered office.

11.	The directors may appoint any person who is willing to act to be a director, either to fill a vacancy or as an additional director.

12.	The Company may by ordinary resolution appoint any person who is willing to act to be a director, either to fill a vacancy or as an additional director and, without prejudice to the provisions of the Act, may by ordinary resolution remove a director from office.

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13.	The removal of a director under article 10 or 12 shall be without prejudice to any claim the director may have for breach of any contract of service between him and the Company.

14.	No person shall be disqualified from being or becoming a director by reason of his attaining or having attained the age of 70 or any other age.

PROCEEDINGS OF DIRECTORS

15.	A director who has duly declared his interest (so far as he is required to do so) may vote at a meeting of the directors or of a committee of the directors on any resolution concerning a matter in which he is interested, directly or indirectly. If he does, his vote shall be counted; and whether or not he does, his presence at the meeting shall be taken into account in calculating the quorum.

16.	Where the Company has only one director, that director may exercise all the powers of the directors by regulation 70 in Table A or otherwise by virtue of these articles, notwithstanding any restriction in regulation 89 (as to quorum for the transaction of the business of directors) or regulation 90 (as to the purposes for which a sole continuing director may act).

ELECTRONIC COMMUNICATION BOARD MEETINGS

17.	A meeting of the directors may be held between directors some or all of whom are in different places provided that each director who participates in the meeting is able to communicate with each of the other participating directors whether directly or by any form of electronic communication or a combination of such methods, such that each director is able:

(a)	to hear each of the other participating directors addressing the meeting; and

(b)	if he so wishes, to address each of the other participating directors simultaneously.

A quorum shall be deemed to be present if those conditions are satisfied in respect of at least the number and designation of directors required to form a quorum. A director shall be regarded for all purposes as being present in person if and for so long as those conditions are satisfied in respect of him. A meeting held in this way shall be deemed to take place at the place where a majority of the directors participating in the meeting is assembled or, in default of such a majority, at the place where the Chairman of the meeting is physically present.

SEAL

18.

(a)	If the Company has a seal it shall only be used with the authority of the directors or of a committee of directors. The directors may determine who shall sign any instrument to which the seal is affixed and unless otherwise so determined it shall be signed by a director and by the secretary or a second director.

(b)	The obligation under regulation 6 of Table A relating to the sealing of share certificates shall apply only if the Company has a seal.

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(c)	The Company may exercise the powers conferred by Section 39 of the Act with regard to having an official seal for use abroad, and such powers shall be vested in the directors.

INDEMNITY

19.	Subject to the provisions of the Act, the Company may:

(a)	indemnify any person who is or was a director, directly or indirectly (including by funding any expenditure incurred or to be incurred by him), against any loss or liability, whether in connection with any proven or alleged negligence, default, breach of duty or breach of trust by him or otherwise, in relation to the Company or any associated company; and/or

(b)	purchase and maintain insurance for any person who is or was a director against any loss or liability or any expenditure he may incur, whether in connection with any proven or alleged negligence, default, breach of duty or breach of trust by him or otherwise, in relation to the Company or any associated company.

For the purposes of this article, “associated company” has the same meaning as in section 309A of the Act.

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Name and Address of Subscriber

Peregrine Secretarial Services Limited Level 1 Exchange House Primrose Street London EC2A 2HS

Authorised signatory For and on behalf of Peregrine Secretarial Services Limited

Dated the 19th day of October 2006

Witness to the above Signature:

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